EXHIBIT 23-3



                              Miller and Lents, Ltd. [Leterhead]


                              February 27, 1996

MCN Corporation
500 Griswold
Detroit, Mi  48226


                              Re: MCN Corporation
                                  1995 Annual Report on Form 10-K

Ladies and Gentlemen:

The firm of Miller and Lents, Ltd. consents to the use of its name and the information contained in its report dated January 12, 1996, regarding MCN corporation oil and gas reserve information as of December 31, 1995, in its 1995 Annual Report on Form 10-K.

In addition, Miller and Lents, Ltd. consents to the incorporation by reference of said material in Registration Statement Nos.33-43075, 33-52825, and 33-52827 on Form S-8, 33-55665 and 33-57115 on Form S-3, and
Post Effective Amendment no. 1 to Registration Statement no. 33-21930-99 on Form S-8 of MCN Corporation.

Miller and Lents, Ltd.has no interest in MCN Corporation or in any affiliated companies or subsidiaries and is not to receive such interest as payment for such reports and has no director, officer, or employee otherwise connected with MCN Corporation. We are not employed by MCN Corporation on a contingent basis.

                              Yours very truly,

                              MILLER AND LENTS, LTD.



                              By /s/ P.G. Von Tungeln
                                 --------------------
                                 P.G. Von Tungeln
                                 President

PGVT/mk